Exhibit 21



                             BELAIR CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                   Jurisdiction of Incorporation
         ----                                   -----------------------------

Belair Real Estate Corporation                            Delaware

Belrose Realty Corporation (formerly know
 as Argosy Realty Corporation)                            Delaware

Bel Residential Properties Trust                          Maryland

Katahdin Property Trust, LLC                              Delaware